                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                          Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         SEACHANGE INTERNATIONAL, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            The Board of Directors of SeaChange International, Inc.

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies: ____

  (2) Aggregate number of securities to which transaction applies: _______

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _____

  (4) Proposed maximum aggregate value of transaction: ___________________

  (5) Total fee paid: ____________________________________________________

[_] Fee paid previously with preliminary materials: _______________________

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: ____________________________________________

  (2) Form, Schedule or Registration Statement No.: ______________________

  (3)Filing Party: _______________________________________________________

  (4) Date Filed: ________________________________________________________

                         SEACHANGE INTERNATIONAL, INC.
                               124 ACTON STREET
                         MAYNARD, MASSACHUSETTS 01754

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 29, 1997

  The Annual Meeting of Stockholders of SeaChange International, Inc. (the "Company") will be held at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, on Thursday, May 29, 1997 at 9:30 a.m., local time, to consider and act upon each of the following matters:

  1. To elect one member to the Board of Directors to serve for a three-year term as a Class I Director.

  2. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on April 10, 1997, the record date fixed by the Board of Directors for such purpose.

                                          By Order of the Board of Directors

                                          Edward J. McGrath
                                          Secretary

Maynard, Massachusetts
April 29, 1997

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                         SEACHANGE INTERNATIONAL, INC.
                               124 ACTON STREET
                         MAYNARD, MASSACHUSETTS 01754

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 29, 1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SeaChange International, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110 on Thursday, May 29, 1997 at 9:30 a.m. and at any adjournments thereof (the "Annual Meeting"). ALL PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS' INSTRUCTIONS, AND IF NO CHOICE IS SPECIFIED, THE ENCLOSED PROXY CARD (OR ANY SIGNED AND DATED COPY THEREOF) WILL BE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING. Any proxy may be revoked by a stockholder at any time before its exercise by: (i) delivering written revocation or a later dated proxy to the President or Secretary of the Company; or (ii) attending the Annual Meeting and voting in person.

  Only stockholders of record as of the close of business on April 10, 1997, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments thereof. As of April 10, 1997, there were an aggregate of 12,878,408 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company outstanding and entitled to vote. Each share is entitled to one vote.

  The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

  The Company's Annual Report containing financial statements for the fiscal year ended December 31, 1996 is being mailed together with this Proxy Statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about April 29, 1997.

                             ELECTION OF DIRECTORS

  Pursuant to the Company's Amended and Restated By-Laws, as amended, the Board of Directors of the Company is divided into three classes. There is one director currently serving in Class I and two directors currently serving in each of Class II and Class III. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. The Class I Director's term will expire at this Annual Meeting. All directors will hold office until their successors have been duly elected and qualified. Prior to the Annual Meeting, William C. Styslinger, III was the Class I Director; Martin R. Hoffmann and Edward J. McGrath were the Class II Directors; and Paul
H. Saunders and Carmine Vona were the Class III Directors. The nominee for the Class I Director is William C. Styslinger, III who is currently serving as the Class I Director of the Company. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for this nominee will be voted for his election. The Board of Directors knows of no reason why this nominee should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person, or for fixing the number of directors at a lesser number.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

  The Board of Directors of the Company held nine (9) meetings during the fiscal year ended December 31, 1996. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees of the Board of Directors on which he then served held during fiscal 1996.

  The Company has a standing Compensation and Option Committee and an Audit Committee. The Compensation and Option Committee, of which Messrs. Hoffmann, Saunders and Vona are members, determines the compensation, including stock options, of the Company's management and key employees and administers and makes recommendations concerning the Company's stock option plans. The Compensation and Option Committee held eight (8) meetings during fiscal 1996. The Audit Committee of which Messrs. Hoffmann, Saunders and Vona are members, oversees financial results and internal controls of the Company, including matters relating to the appointment and activities of the Company's independent accountants. The Audit Committee held three (3) meetings during fiscal 1996.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth for each Class I Director, each Class II Director, each Class III Director and the executive officers of the Company, their ages and present positions with the Company as of the date of the Annual
Meeting:

             NAME             AGE                   POSITION
             ----             ---                   --------
 William C. Styslinger, III..  51 President, Chief Executive Officer, Chairman
                                   of the Board and Director
 Edward J. McGrath...........  45 Vice President, Engineering, Chief Technical
                                   Officer, Secretary and Director
 Edward J. Delaney, Jr.......  37 Vice President, Sales and Marketing
 Thomas Franeta..............  42 Vice President, Business Development
 Alan R. Lathrop.............  44 Vice President, Software Engineering
 Bruce E. Mann...............  49 Vice President, Network Storage Engineering
 Beat Marti..................  51 Vice President, Customer Services
 Joseph S. Tibbetts, Jr......  44 Vice President, Finance and Administration,
                                   Chief Financial Officer and Treasurer
 Robert W. Puffer............  56 Vice President
 Richard Poulsen.............  62 Vice President, Operations
 Martin R. Hoffmann (1)(2)...  65 Director
 Paul H. Saunders (1)(2).....  42 Director
 Carmine Vona (1)(2).........  59 Director

--------
(1) Member of Compensation and Option Committee.
(2) Member of Audit Committee.

  William C. Styslinger, III, a founder of the Company, has served as the President, Chief Executive Officer and a Director since the Company's inception in July 1993 and as Chairman of the Board since January 1995. Prior to forming the Company in 1993, Mr. Styslinger was employed at Digital Equipment Corporation since March 1978, most recently as manager of the Cable Television Business Unit from October 1991 to May 1993.

  Edward J. McGrath, a founder of the Company, has served as Secretary since the Company's inception in July 1993, and as Vice President, Engineering, Chief Technical Officer and a Director since August 1993. Mr. McGrath served as the Treasurer of the Company from its inception to June 1996. Prior to forming the Company in 1993, Mr. McGrath was employed in various positions at Digital Equipment Corporation since November 1976, most recently as Director of Engineering of the Cable Television Business Unit from March 1992 to May 1993, and prior to that, from March 1989 to March 1992, as Group Manager-- Silicon Systems Engineering.

  Edward J. Delaney, Jr. joined the Company in February 1994 as Vice President, Sales and Marketing. Prior to joining the Company, Mr. Delaney spent 12 years with Digital Equipment Corporation in a variety of positions, including Marketing and Operations Manager for Digital's Cable Television Business Unit, marketing manager of media products for the Asia/Pacific region, executive assistant to the Vice President of United States Sales, and sales manager.

  Thomas Franeta has served as Vice President, Business Development of the Company since June 1996. Prior to that, Mr. Franeta served as Vice President-- Eastern Region Sales from March 1994 to June 1996. Before joining the Company, from November 1981 to February 1994, Mr. Franeta held several management positions at Digital Equipment Corporation, most recently as a Corporate Account Manager in the Financial Industry Business.

  Alan R. Lathrop joined the Company in October 1993 as Vice President, Software Engineering. Prior to joining the Company, Mr. Lathrop served as Technical Director for Logica North America, Northeast Division, a software consulting company, from January 1993 to October 1993. Prior to that, from August 1991 to January 1993, Mr. Lathrop was a Consulting Software Engineer at Digital Equipment Corporation.

  Bruce E. Mann joined the Company in September 1994 as Vice President, Network Storage Engineering. Mr. Mann is also President of SeaChange Systems, Inc., a subsidiary of the Company which develops and manufactures video server-based products. Prior to joining the Company, Mr. Mann served as Director of Engineering at Ungermann-Bass, Inc., a subsidiary of Tandem Computers Inc., from March 1993 to September 1994. Prior to that, from September 1976 to March 1993, Mr. Mann was an engineer at Digital Equipment Corporation, most recently as Senior Consulting Engineer.

  Beat Marti joined the Company in July 1994 as Vice President, Customer Services. Prior to joining the Company, Mr. Marti held various positions at Digital Equipment Corporation from January 1973 to July 1994, most recently as an engineering manager of various software development groups.

  Joseph S. Tibbetts, Jr. joined the Company in June 1996 as Vice President, Finance and Administration, Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Tibbetts held various positions at Price Waterhouse LLP from July 1976 to June 1996, most recently serving as Partner from July 1986 to June 1996 and the National Director of the Software Services Group from July 1989 to June 1996. Mr. Tibbetts is a member of the Board of Directors of Great Plains Software, Inc., a software development company.

  Robert W. Puffer joined the Company in January 1997 as Vice President. Mr. Puffer is also the Vice President and General Manager of SeaChange Systems, Inc., a subsidiary of the Company which develops and manufactures video server-based products. Prior to joining the Company, Mr. Puffer was Vice President, Manufacturing at Avid Technology, Inc., a software development company, from December 1993 to December 1996. From August 1991 to October 1993, Mr. Puffer was Vice President, Manufacturing at XRE Corporation, an x-ray systems development company.

  Richard Poulsen joined the Company in March 1997 as Vice President, Operations. Prior to joining the Company in his present capacity, from October 1996 to March 1997, he was a consultant to the Company and from October 1994 to October 1996, Mr. Poulsen was a retired executive. From June 1985 to September 1994, Mr. Poulsen was a Vice President of Digital Equipment Corporation and President, Digital Equipment Corporation, International. From July 1979 to June 1985, he was Vice President, Field Services at Digital Equipment Corporation.

  Martin R. Hoffmann has served as Director of the Company since January 1995. Mr. Hoffmann has served as Of Counsel to Skadden, Arps, Slate, Meagher & Flom since January 1996. From April 1995 to January 1996, Mr. Hoffmann maintained a law practice and business consulting practice. He was a Visiting Senior Fellow at the Center for Policy, Industry and Industrial Development at Massachusetts Institute of Technology from May 1993 to April 1995, prior to which, from April 1989, he served as Vice President and General Counsel for Digital Equipment Corporation. Mr. Hoffmann is a member of the Board of Directors of Castle Energy Corporation, an oil and gas refining and exploration company.

  Paul H. Saunders has served as a Director of the Company since July 1995. Mr. Saunders has been the Chairman and Chief Executive Officer of James River Capital Corporation, a money management firm, from January 1995 to the present. Prior to that, Mr. Saunders was Managing Director of the Managed Futures

Department at Kidder Peabody & Co. Incorporated from April 1983 to January 1995. Mr. Saunders is a director of Centaur, a company involved in the development and manufacturing of veterinary diagnostic and therapeutic healthcare products.

  Carmine Vona has served as a Director of the Company since January 1995. Mr. Vona has been President and Chief Executive Officer of Vona Information Systems, Inc., a consulting firm, since June 1996. Prior to that Mr. Vona was Executive Vice President and Senior Managing Director for worldwide technology at Bankers Trust Co. from November 1969 to June 1996. From August 1986 to June 1996 Mr. Vona was Chairman of BT-FSIS, a software development company and a wholly-owned subsidiary of Bankers Trust Co.

  Executive officers of the Company are appointed by, and serve at the discretion of, the Board of Directors, and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In January 1996, the Company repurchased shares of Common Stock and Series A Convertible Preferred Stock from stockholders at a purchase price of $4.195 and $419.50 per share, respectively, including the following executive officers, directors and holders of more than 5% of the Company's outstanding Common Stock (all of the following share numbers representing the number of shares of Common Stock repurchased or the number of shares of Common Stock into which the shares of Series A Preferred Stock repurchased were convertible): Mr. Delaney--150,000 shares; Mr. Lathrop--112,500 shares; Mr. Sanders--60,000 shares; and Mr. Saunders--192,900 shares. Also in January 1996, Messrs. Styslinger and McGrath sold an aggregate of 98,946 and 135,000 shares of Common Stock, respectively, to the then holders of Series B Convertible Preferred Stock at a purchase price of $4.195 per share pursuant to the exercise of a call to a Put and Call Agreement between Messrs. Styslinger and McGrath individually and the holders of Series B Convertible Preferred Stock entered into in October 1995. The purchasers included the following directors or holders of 5% of the Company's outstanding Common Stock (all of the following share numbers representing the aggregate number of shares purchased from Messrs. Styslinger and McGrath by such purchaser):
Summit Investors II and related entities--184,391 shares; Mr. Hoffmann--1,155 shares; and members of Mr. Vona's family--2,305 shares.

  In October 1995, the Company made loans to employees, including to the following executive officers, directors and holders of more than 5% of the Company's outstanding Common Stock in the following amounts: Mr. Lathrop-- $125,000; Mr. McGrath--$200,000; Mr. Sanders--$50,000; Mr. Delaney--$160,000;
and Mr. Styslinger--$90,000. All of the loans had an annual interest rate of 5.9% and were secured by a pledge of shares of Common Stock. All of such loans were repaid in January 1996.

  In connection with Mr. Tibbetts joining the Company in June 1996, the Company agreed that in the event the Company terminates his employment without cause or Mr. Tibbetts terminates his employment with the Company involuntarily (including in each case, a termination by the Company's successor after the acquisition of the Company, its business or assets) (i) at any time prior to June 30, 1997, the Company or its successor, as applicable, will pay Mr. Tibbetts severance equal to 12 months salary continuation at his then current base salary and (ii) thereafter, the Company or its successor, as applicable, will pay Mr. Tibbetts severance equal to six months salary continuation at his then current base salary, and in each case, vesting under his stock option agreements will be accelerated by 12 months or six months, under (i) and (ii) above, respectively. In addition, the Company agreed that, upon the request of Mr. Tibbetts, it would loan him up to $50,000 at any time prior to June 30, 1997 and an additional $50,000 at any time prior to June 30, 1998. Any such loan will have a five year term and will bear interest equal to the then current Applicable Federal Rate determined under Section 1274(d) of the Internal Revenue Code. No such loan has been requested or made at this time. Prior to joining the Company, Mr. Tibbetts was a partner at Price Waterhouse LLP, the Company's independent accountants since the inception of the Company, and was the audit partner for the audits of the Company's 1993 and 1994 consolidated financial statements.

  The Company has adopted a policy that all transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of April 10, 1997 (unless otherwise indicated), certain information regarding beneficial ownership of the Company's Common Stock (i) by each person who is known to beneficially own 5% of the outstanding Common Stock, (ii) by each director of the Company, (iii) by each executive officer named in the Summary Compensation Table on page 9, and (iv) by all directors and executive officers of the Company as a group. The address of each person listed below is c/o SeaChange International, Inc., 124 Acton Street, Maynard, Massachusetts 01754.

                                                       AMOUNT AND  PERCENT OF
                                                       NATURE OF     COMMON
                                                       BENEFICIAL     STOCK
       NAME                                           OWNERSHIP(1) OUTSTANDING
       ----                                           ------------ -----------
William C. Styslinger, III(2)........................  1,747,724      13.6%
Edward J. Delaney, Jr.(3)............................  1,318,500      10.2
Edward J. McGrath(4).................................  1,158,750       9.0
Mark Sanders(5)......................................    749,356       5.8
Paul H. Saunders(6)..................................    757,594       5.9
Alan R. Lathrop(7)...................................    633,075       4.9
Carmine Vona(8)......................................    320,445       2.5
Bruce E. Mann(9).....................................    300,250       2.3
Martin R. Hoffmann(10)...............................    167,736       1.3
Duncan-Hurst Capital Management(11)..................    840,250       6.5
All executive officers and directors as a group (13
 persons)(12)........................................  7,188,550      55.6

--------
 (1) Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of April 10, 1997 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
 (2) Includes 150,000 shares of Common Stock owned by Merrill Lynch, Trustee f/b/o William C. Styslinger, III, IRA, 64,286 shares of Common Stock owned by Thomas and Emily Franeta as Trustees of The Styslinger Family Trust, 2,142 shares of Common Stock held by Thomas Franeta as Custodian for Kimberly J. Styslinger, and 8,100 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 10, 1997. Mr. Styslinger disclaims beneficial ownership of the shares held by The Styslinger Family Trust and by Thomas Franeta as Custodian for Kimberly J. Styslinger.
 (3) Includes 150,000 shares of Common Stock owned by Merrill Lynch, Trustee f/b/o Kathryn H. Delaney, IRA, 360,000 shares of Common Stock held by The Delaney Family Limited Partnership of which Mr. Delaney is both a general and a limited partner, and 4,500 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 10, 1997. Mr. Delaney disclaims beneficial ownership of the shares held by his wife's IRA.
 (4) Includes 300,000 shares of Common Stock held by The McGrath Family Limited Partnership of which Mr. McGrath is both a general and a limited partner, and 4,500 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 10, 1997.

 (5) Includes 1,035 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 10, 1997.
 (6) Includes 64,286 shares of Common Stock owned by Richard R. Saunders, Jr. as Trustee for The Paul H. Saunders Irrevocable Trust Agreement No. 1 For The Benefit Of J. Brock Saunders, 64,286 shares of Common Stock owned by Richard R. Saunders, Jr. as Trustee for The Paul H. Saunders Irrevocable Trust Agreement No. 1 For The Benefit Of Paul H. Saunders, 2,142 shares of Common Stock owned by Craig E. Chason as Trustee for The Paul H. Saunders Irrevocable Trust Agreement No. 2 For The Benefit Of J. Brock Saunders, 2,142 shares of Common Stock owned by Craig E. Chason as Trustee of The Paul H. Saunders Irrevocable Trust Agreement No. 2 For The Benefit Of Paul H. Saunders, and 1,968 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 10, 1997. Mr. Saunders disclaims beneficial ownership of the shares held by the various trusts noted above.
 (7) Includes 1,575 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 10, 1997.
 (8) Includes 1,968 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 10, 1997, and 307,226 shares of Common Stock held by his sons Joseph C. Vona and Salvatore Vona. Mr. Vona disclaims beneficial ownership of those shares held by his sons.
 (9) Includes an aggregate of 250 shares of Common Stock held by Mr. Mann's three children. Mr. Mann disclaims beneficial ownership of those shares held by his children.
(10) Includes 1,968 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 10, 1997.
(11) Information from a Form 13G filed February 12, 1997. The address of Duncan-Hurst Capital Management is 4365 Executive Drive, Suite 1520, San Diego, California 92121.
(12) Includes 56,154 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 10, 1997.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

  The following table sets forth the annual and long-term compensation for each of the past two fiscal years of each of (i) the Company's Chief Executive Officer and (ii) each of the Company's four other most highly compensated executive officers who were serving as of December 31, 1996 (collectively, with the Chief Executive Officer, the "Named Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                                 ANNUAL      COMPENSATION(3)(4)
                                             COMPENSATION(2)       AWARDS
                                             --------------- ------------------
                                                                 SECURITIES
                                                                 UNDERLYING
      NAME AND PRINCIPAL POSITION (1)        YEAR   SALARY       OPTIONS(#)
      -------------------------------        --------------- ------------------
William C. Styslinger, III..................  1996 $ 156,600          --
 President and Chief Executive Officer        1995   145,000       27,000
Edward J. McGrath...........................  1996   135,000          --
 Vice President, Engineering and Chief
  Technology Officer                          1995   124,978       18,000
Bruce E. Mann...............................  1996   132,141          --
 Vice President, Network Storage Engineering  1995   121,348          --
Alan R. Lathrop.............................  1996   130,680          --
 Vice President, Software Engineering         1995   121,000        5,250
Edward J. Delaney, Jr.......................  1996   129,391          --
 Vice President, Sales and Marketing          1995   109,375       15,000

--------
(1) Joseph S. Tibbetts, Jr. joined the Company as Vice President, Finance and Administration, Chief Financial Officer and Treasurer in June 1996. Mr. Tibbetts' annual base salary is $200,000. Through December 31, 1996, Mr. Tibbetts was paid salary of $100,000. In addition, in June 1996 the Company granted Mr. Tibbetts options to purchase 186,825 shares of Common Stock at an exercise price of $7.33 per share.
(2) The compensation described in this table does not include medical and group life insurance or other benefits received by the Named Officers which are available generally to all salaried employees of the Company and certain perquisites and other personal benefits, securities or property received by the Named Officers which do not exceed the lesser of $50,000 or 10% of any such officer's salary disclosed in this table.
(3) Represents stock options granted under the Company's Amended and Restated 1995 Stock Option Plan. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during fiscal years 1996 and 1995.
(4) The Company has sold stock subject to restrictions on vesting to the Named Officers at a purchase price equal to the then fair market value of such stock. The number and value of all unvested stock holdings by each of the Named Officers as of the year ended December 31, 1996 are as set forth below. The values of the unvested shares have been calculated on the basis of the fair market value of the Company's Common Stock as of December 31, 1996. Mr. Styslinger--480,000 shares, $12,240,000; Mr. McGrath--480,000 shares, $12,240,000; Mr. Mann--210,000 shares, $5,355,000; Mr. Lathrop--
    300,000 shares, $7,650,000; and Mr. Delaney--720,000 shares, $18,360,000.

OPTION GRANTS IN LAST FISCAL YEAR

  The Company did not grant any stock options or any stock appreciation rights ("SARs") to the Named Officers during the fiscal year ended December 31, 1996. However, in June 1996, the Company granted Mr. Tibbetts options to purchase 186,825 shares of Common Stock at an exercise price of $7.33 per share, which was 39.5% of all options granted to employees in fiscal 1996, expiring June 28, 2006. The potential realizable value at assumed annual rates of 5% and 10% stock price appreciation for the option term are $861,225 and $2,182,514, respectively. These potential realizable values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed herein can be achieved or that the amounts reflected will be received by Mr. Tibbetts.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table sets forth information with respect to options to purchase the Company's Common Stock to the Named Officers who are listed in the Summary Compensation Table above, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended December 31, 1996; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 1996; and (iv) the value of such unexercised options at December 31, 1996:

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                  YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                  NUMBER OF SECURITIES             VALUE OF
                                                 UNDERLYING UNEXERCISED          UNEXERCISED
                            SHARES                     OPTIONS AT            IN-THE-MONEY OPTIONS
                          ACQUIRED ON  VALUE       DECEMBER 31, 1996       AT DECEMBER 31, 1996 (2)
        NAME (1)           EXERCISE   REALIZED EXERCISABLE/ UNEXERCISABLE EXERCISABLE/ UNEXERCISABLE
        --------          ----------- -------- -------------------------- --------------------------
William C. Styslinger,
 III....................      --          --          5,400/21,600            $130,356/$521,424
Edward J. McGrath.......      900     $12,276         2,700/14,400               65,178/347,616
Bruce E. Mann...........      --          --                   --                           --
Alan R. Lathrop.........      --          --           1,050/4,200               25,484/101,934
Edward J. Delaney, Jr...      --          --          3,000/12,000               72,420/289,680

--------
(1) Mr. Tibbetts, who joined the Company in June 1996 as Vice President, Finance and Administration, Chief Financial Officer and Treasurer, did not exercise any options during fiscal 1996. At fiscal year-end, Mr. Tibbetts had 30,000 exercisable and 156,825 unexercisable options and the value of such unexercised in-the-money options at December 31, 1996 was $545,100 (exercisable) and $2,849,510 (unexercisable).
(2) Value is based on the difference between the option exercise price and the fair market value of the Company's Common Stock at December 31, 1996, the fiscal year-end ($25.50 per share as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

COMPENSATION AND OPTION COMMITTEE REPORT

To Our Stockholders:

  The Company's executive compensation program is administered by the Compensation and Option Committee of the Board of Directors, which is comprised entirely of non-employee directors. Pursuant to authority delegated by the Board of Directors, the Compensation and Option Committee is responsible for reviewing and administering the Company's stock ownership plans and reviewing and approving compensation for the executive officers of the Company.

  The Company's executive compensation program is designed to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executive officers and aligning the financial interests of the Company's executive officers and other employees with those of its stockholders by providing a competitive compensation package based on corporate and individual performance. Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and long-term incentive awards in the form of stock option grants. The Company has not historically awarded annual cash incentive bonuses. The compensation program is also comprised of various benefits, including medical and insurance plans, and the Company's 1996 Employee Stock Purchase Plan and 401(k) profit sharing plan, which plans are generally available to all employees of the Company.

 Base Salary

  Base salary compensation levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within the range of base salaries that the Compensation and Option Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at comparable companies. In setting compensation levels, the Compensation and Option Committee generally takes into account such factors as
(i) the Company's past operating and financial performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation and Option Committee does not assign relative weights or rankings to these factors, but instead makes determinations based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies. Joseph S. Tibbetts, Jr., Vice President, Finance and Administration, Chief Financial Officer and Treasurer, joined the Company in June 1996. The base salary for Mr. Tibbetts was determined at the time of his hiring through negotiations between the Board of Directors and Mr. Tibbetts.

 Incentive Compensation

  The Company has not historically awarded annual cash bonuses to its executive officers, although it may do so in the future.

 Stock Options

  Stock options are the principal vehicle used by the Company to provide long-term incentive-based compensation to improve the Company's operating and financial performance and to support the recruitment, motivation and retention of key professional and managerial personnel. The Company's stock option plans are administered by the Compensation and Option Committee. To date, the Compensation and Option Committee has not granted stock options at less than fair market value.

  Stock options are granted from time to time to eligible employees based upon the Company's overall financial performance and their contribution thereto. Stock options are designed to align the interests of the Company's executive officers and other employees with those of its stockholders by encouraging them to enhance the value of the Company, the price of the Common Stock and, hence, the stockholders' return. In addition, the vesting of stock options over a period of time is designed to defer the receipt of compensation by the option holder, thus creating an incentive for the individual to remain with the Company. The Company periodically grants new options to provide continuing incentives for future performance.

  During the fiscal year ended December 31, 1996, options to purchase an aggregate of 186,825 shares of Common Stock were awarded to Mr. Tibbetts in connection with his joining the Company. No other stock options were granted to the Company's executive officers, including the chief executive officer, during fiscal 1996. In January 1997, however, options to purchase an aggregate of 4,000 shares of Common Stock were granted to Mr. Styslinger and options to purchase an aggregate of 28,000 shares of Common Stock were granted to the Company's other executive officers. Such grants were made in recognition of the executive officers' contributions to fiscal year 1996 Company performance.

 Other Benefits

  The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) profit sharing plan, which permits employees to invest in a choice of mutual funds on a pre-tax basis. The Company also maintains medical, disability and life insurance plans and other benefit plans for its employees.

 Tax Deductibility of Executive Compensation

  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The Compensation and Option Committee has considered these requirements. It is the Compensation and Option Committee's present intention that, so long as it is consistent with its overall compensation objectives, not to exceed the deduction limitations of
Section 162(m).

                                          The Compensation and Option
                                           Committee:

                                                     Martin R. Hoffmann
                                                     Paul H. Saunders
                                                     Carmine Vona

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Prior to January 1995, the Company had no separate compensation or stock option committee or other board committee performing equivalent functions, and these functions were performed by the Company's Board of Directors. No stock options were granted prior to the formation of the Compensation and Option Committee of the Board of Directors. The Compensation and Option Committee consists of Messrs. Hoffmann, Saunders and Vona. No person who served as a member of the Compensation and Option Committee was, during the past fiscal year, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of the Company.

COMPENSATION OF DIRECTORS

  During the fiscal year ended December 31, 1996, directors who were employees of the Company received no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings. In fiscal 1996, the Company paid directors who are not employees of the Company a fee of $1,000 for each meeting of the Board of Directors that they attended in person and such directors were reimbursed for their reasonable out-of-pocket expenses incurred in attending such meetings. Messrs. Hoffmann, Saunders and Vona were each paid $1,000 in fiscal 1996. Each non-employee director is also entitled to participate in the Company's 1996 Non-Employee Director Stock Option Plan.

STOCK PLANS

  The Company currently has three stock plans: the Amended and Restated 1995 Stock Option Plan, the 1996 Non-Employee Director Stock Option Plan and the 1996 Employee Stock Purchase Plan. Following is a summary of the material features of such plans.

  Amended and Restated 1995 Stock Option Plan. The Company's 1995 Stock Option Plan was adopted by the Board in September 1995 and approved by the Company's stockholders in October 1995. An Amended and Restated 1995 Stock Option Plan was adopted by the Board in September 1996 and approved by the Company's stockholders in September 1996 (the "1995 Plan"). Under the terms of the 1995 Plan, the Company is authorized to grant incentive stock options ("ISOs") within the meaning of Section 422 of the Code and non-qualified stock options ("Non-Qualified Options," and collectively with ISOs, "Stock Options") to employees, directors and officers of and consultants to the Company. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 1,950,000.

  The 1995 Plan is administered by the Compensation and Option Committee of the Board of Directors, which currently consists of three disinterested directors, Martin R. Hoffmann, Paul H. Saunders and Carmine Vona. Subject to the provisions of the 1995 Plan, the Compensation and Option Committee has the authority to select the optionees and determine the terms of the Stock Options granted under the 1995 Plan, including: (i) the number of shares subject to each Stock Option, (ii) when each Stock Option becomes exercisable, (iii) the exercise price of each Stock Option, which in the case of an ISO will not be less than the fair market value of the Common Stock as of the date of grant, or not less than 110% of the fair market value in the case of an ISO granted to an employee or officer holding 10% or more of the voting stock of the Company, (iv) the duration of each Stock Option and (v) the time, manner and form of payment upon exercise of a Stock Option. A Stock Option is not transferable by the recipient except by will or by the laws of descent and distribution or in the case of non-qualified stock options only to the extent set forth in the agreement relating to such option. Generally, no ISO may be exercised more than 90 days following termination of employment. However, in the event that termination is due to death or disability, the Stock Option is exercisable for a maximum of 180 days after such termination.

  As of April 10, 1997, Stock Options to purchase a total of 857,386 shares of Common Stock at a weighted average exercise price of $10.04 per share were outstanding under the 1995 Plan of which 118,754 Stock Options were then exercisable and Stock Options for 37,395 shares of Common Stock had been exercised.

  1996 Non-Employee Director Stock Option Plan. The 1996 Non-Employee Director Stock Option Plan (the "Director Option Plan") was adopted by the Board of Directors in June 1996 and approved by the Company's stockholders in June 1996. The Director Option Plan provides for the grant of options to purchase a maximum of 30,000 shares of Common Stock of the Company to non-employee directors of the Company. All options granted under the Director Option Plan ("Director Options") are Non-Qualified Options.

  The Director Option Plan is administered by the Compensation and Option Committee of the Board of Directors. Under the Director Option Plan, each director who is not an employee of the Company will receive upon the later of
(i) the date of approval of the Director Option Plan by the stockholders of the Company, (ii) the date of his or her initial election to the Board, or
(iii) the date such person first becomes a non-employee director (the "Grant Date") an option to purchase 3,375 shares of Common Stock. Director Options will vest as to 33 1/3% of the shares underlying the option immediately upon the date of the grant, and will vest as to an additional 8 1/3% of the shares underlying the option at the end of each of the next 8 quarters, provided that the optionee remains a director at the time of vesting of the installments. Each non-employee director will also receive, on each three-year anniversary of such director's Grant Date, an additional option to purchase 3,375 shares of Common Stock, vesting in accordance with the aforementioned schedule, provided that such director continues to serve on the Board of Directors at the time of grant. All Director Options have an exercise price equal to the fair market value of the Common Stock on the date of grant and a term of ten years from the date of grant. Director Options may not be transferred except by will or by the laws of descent and distribution or pursuant to a domestic relations order and generally are exercisable to the extent vested only while the optionee is serving as a director or within 90 days after the optionee ceases to serve as a director of the Company. However, if an optionee ceases to serve as a director of the Company due to death or disability, all of the Director Options become fully vested and are exercisable until the scheduled expiration date of the Director Option. All unvested Director Options shall become fully exercisable in the event of any "Change in Control" of the Company, as defined in the Director Option Plan.

  As of April 10, 1997, options to purchase a total of 10,125 shares of Common Stock at an average exercise price of $7.33 per share were outstanding under the Director Option Plan, of which 5,904 shares were exercisable.

  1996 Employee Stock Purchase Plan. The 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan") was adopted by the Board of Directors in September 1996 and approved by the Company's stockholders in September 1996. The 1996 Purchase Plan provides for the issuance of a maximum of 300,000 shares of Common Stock pursuant to the exercise of nontransferable options granted to participating employees.

  The 1996 Purchase Plan is administered by the Compensation and Option Committee of the Board of Directors. All employees of the Company whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the 1996 Purchase Plan. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of the Company's stock are not eligible to participate in the 1996 Purchase Plan. To participate in the 1996 Purchase Plan, an employee must authorize the Company to deduct an amount (not less than one percent nor more than ten percent of a participant's total cash compensation) from his or her pay during six-month periods commencing on January 1 and July 1 of each year (each a "Plan Period"), but in no case shall an employee be entitled to purchase more than 750 shares in any Plan Period. The first such period commenced on January 1, 1997. The exercise price for an option in each Plan Period is 85% of the lesser of the market price of the Common Stock on the first or last business day of the Plan Period. If an employee is not a participant on the last day of the Plan Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions will be refunded. Options granted under the 1996 Purchase Plan may not be transferred or assigned. An employee's rights under the 1996 Purchase Plan terminate upon his or her voluntary withdrawal from the plan at any time or upon termination of employment. No options have been granted to date under the 1996 Purchase Plan.

  Certain Federal Income Tax Information. The following discussion of United States federal income tax consequences of the issuance and exercise of options granted under the 1995 Plan, the 1996 Purchase Plan and the Director Option Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of these plans or of the requirements that must be met in order to qualify for the described tax treatment. In addition, there may be foreign, state or local tax consequences that are not discussed herein.

  A. Incentive Stock Options. The following general rules are applicable under current United States federal income tax law to ISOs granted under the 1995
Plan:

    1. In general, an optionee will not recognize any income upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of an ISO, and the Company will not be entitled to a federal income tax deduction upon either the grant or the exercise of an ISO.

    2. If shares acquired upon exercise of an ISO are not disposed of within
  (i) two years from the date the ISO was granted or (ii) one year after the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

    3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be taxed to the optionee as ordinary income in the year of such disposition.

    4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares acquired upon exercise of an ISO, the Company generally will be entitled to a corresponding federal income tax deduction.

    5. The difference between the amount realized by an optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

    6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

    7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules apply.

    8. In addition to the tax consequences described above, the exercise of an ISO may result in an "alternative minimum tax." The alternative minimum tax rate (the maximum rate is 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

    9. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

  B. Non-Qualified Stock Options. The following general rules are applicable under current federal income tax law to Non-Qualified Options granted under the 1995 Plan and the Director Option Plan:

    1. In general, an optionee will not recognize any income upon the grant of a Non-Qualified Option, and the Company will not be entitled to a federal income tax deduction upon such grant.

    2. An optionee generally will recognize ordinary income at the time of exercise of the Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

    3. When an optionee sells the shares acquired upon the exercise of a Non-Qualified Option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the optionee's basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be long-term capital gain or loss.

    4. When an optionee recognizes ordinary income attributable to a Non-Qualified Option, the Company generally will be entitled to a corresponding federal income tax deduction.

    5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules apply.

    6. Special rules apply if the shares acquired upon the exercise of a Non-Qualified Option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

  C. Options Granted under the 1996 Purchase Plan. The following general rules are applicable under current federal income tax law to options granted under the 1996 Purchase Plan:

    1. The amounts deducted from an employee's pay under the 1996 Purchase Plan will be included in the employee's compensation subject to federal income tax. In general, no additional income will be recognized by the employee either at the time options are granted pursuant to the 1996 Purchase Plan or at the time the employee purchases shares pursuant to the 1996 Purchase Plan.

    2. If the employee disposes of shares purchased pursuant to the 1996 Purchase Plan more than two years after the first business day of the Payment Period in which the employee acquired the shares, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of:

      (a) the excess, if any, of the fair market value of the shares at the time of disposition over the amount the employee paid for the shares, or

      (b) the excess of the fair market value of the shares on the first business day of the Payment Period over the option price.

    In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income). If the employee's holding period for the shares is more than one year, such gain or loss will be long-term capital gain or loss.

    3. If the employee disposes of shares purchased pursuant to the 1996 Purchase Plan within two years after the first business day of the Payment Period in which the employee acquired the shares, then upon disposition the employee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the Payment Period over the amount the employee paid for the shares.

    In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income). If the employee's holding period for the shares is more than one year, such gain or loss will be long-term capital gain or loss.

    4. If the employee disposes of shares purchased pursuant to the Purchase Plan more than two years after the first business day of the Payment Period, the Company will not be entitled to any federal income tax deduction with respect to the options or the shares issued upon their exercise. If the employee disposes of such shares prior to the expiration of this two-year holding period, the Company generally will be entitled to a federal income tax deduction in the amount which is treated as ordinary income to the employee as a result of such disposition.

STOCK PERFORMANCE GRAPH

  The following graph compares the change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering through December 31, 1996, with the cumulative total return on the Center for Research in Securities Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. Companies) and a SIC Code Index based on the Company's SIC Code. The comparison assumes $100 was invested on November 4, 1996 in the Company's Common Stock at the $15.00 initial public offering price and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  AMONG SEACHANGE INTERNATIONAL, INC., NASDAQ
                   NATIONAL MARKET INDEX AND SIC CODE INDEX


                                11/04/96     12/31/96
                                --------     --------
Seachange International, Inc.    $100.00      $170.00
SIC Code Index                   $100.00      $118.13
Nasdaq Market Index              $100.00      $105.97


Notes:

A.The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
C. The Index level for all series was set to 100.0 on November 4, 1996.
--------
(1) Prior to November 4, 1996, the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Richmond, Virginia, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                                  ACCOUNTANTS

  The Board of Directors has selected the firm of Price Waterhouse LLP, independent accountants, to serve as auditors for the fiscal year ending December 31, 1997. Price Waterhouse LLP has served as the Company's independent accountants since 1993. It is expected that a member of Price Waterhouse LLP will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                               VOTING PROCEDURES

  The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

  Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The nominee receiving the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected as the Class I Director for a three-year term. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for such nominee will not be counted toward such nominee's achievement of a plurality.

  Other Matters. For all other matters being submitted to the stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Abstentions, as well as broker "non-votes" are not considered to have been voted for this matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received no later than the close of business on December 22, 1997 at the Company's principal executive offices in order to be included in the Company's proxy statement for that meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission ("SEC").

                           EXPENSES AND SOLICITATION

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1996 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended
December 31, 1996.

                         SEACHANGE INTERNATIONAL, INC.

           Annual Meeting of Stockholders to be held on May 29, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints William C. Styslinger, III and Joseph S. Tibbetts, Jr. and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of Sea Change International, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on May 29, 1997, at 9:30 a.m. local time, at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 29, 1997, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR the election of the director.

                               SEE REVERSE SIDE

[X] Please mark votes as in this example.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDERS(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR.

1. To elect one member to the Board of Directors to serve for a three-year term as a Class I Director:

     NOMINEE:  William C. Styslinger, III  [_] FOR      [_] WITHHOLD

2. To transact such other business as may properly come before the meeting and any adjournment thereof.

[_]  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

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Please sign exactly as name appears below.  Joint owners must both sign.
Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.


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     Signature of Stockholder

Date:______________________, 1997


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    Signature if held jointly

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

I/We will attend the meeting. [_] YES  [_] NO